UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 25, 2008

BIGSTRING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51661	20-0297832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Harding Road, Suite E, Red Bank, New Jersey		07701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On August 25, 2008, BigString Corporation (“BigString”) closed on a financing with Dwight Lane Capital, LLC, a limited liability company in which Todd M. Ross, a director of BigString, has an interest, and Marc W. Dutton, a director of BigString.  In connection with such financing, BigString issued non-negotiable convertible promissory notes (the “Notes”) in the aggregate principal amount of $250,000, which Notes are convertible under certain circumstances into shares of BigString’s common stock, par value $0.0001 per share (“Common Stock”).  BigString also issued common stock purchase warrants (the “Warrants”) to purchase up to an aggregate 800,000 shares of Common Stock.   Each Note has a term of five (5) months from the date of issuance and accrues interest at a rate of twelve percent (12%) annually.  The aggregate principal amount of the Notes and accrued interest thereon are to be paid in-full at maturity, unless sooner paid by BigString.  Upon an event of default, all sums of principal and accrued interest then remaining unpaid under each Note shall, at the option of the holder, be immediately due and payable, and a default interest rate of twenty-four percent (24%) shall be applied.  In addition, the holder would have the right upon such an event of default to convert the entire outstanding principal amount of the Note, as well as all accrued interest thereon, into shares of Common Stock at a conversion price to be calculated at a thirty percent (30%) discount to the fifteen (15) day moving average following the reporting by BigString of such event of default on Form 8-K.  The number and kind of shares or other securities to be issued upon conversion of the Notes are subject to certain customary adjustments as described therein.  The Notes are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively.

Each Warrant has a term of ten (10) years from the date of issuance and was fully vested on such date.  The Warrants are exercisable at $0.08 per share of Common Stock underlying such Warrants.  The number of shares of Common Stock underlying each Warrant and the exercise price are subject to certain customary adjustments as described therein.  The Warrants are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.  BigString is not required to register the shares of Common Stock issuable upon the conversion of the Notes or the exercise of the Warrants.

Section 2 – Financial Information

Item 2.03. –	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, on August 25, 2008, BigString closed on a financing with Dwight Lane Capital, LLC, a limited liability company in which Todd M. Ross, a director of BigString, has an ownership interest, and Marc W. Dutton, a director of BigString.  The terms and conditions of such financing which are material to BigString are disclosed under Item 1.01 above.

Section 3 – Securities and Trading Markets

Item 3.02. – Unregistered Sales of Equity Securities.

As set forth under Item 1.01 above, BigString has issued Notes in the aggregate principal amount of $250,000 and Warrants to purchase up to 800,000 shares of Common Stock to Dwight Lane Capital, LLC and Marc W. Dutton.  In connection with the issuance of the Notes and Warrants, BigString relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

4.1	Non-Negotiable Convertible Promissory Note, dated August 25, 2008, issued to Dwight Lane Capital, LLC, in the amount of $175,000.

4.2	Non-Negotiable Convertible Promissory Note, dated August 25, 2008, issued to Marc W. Dutton, in the amount of $75,000.

10.1	Common Stock Purchase Warrant, dated August 25, 2008, issued to Dwight Lane Capital, LLC.

10.2	Common Stock Purchase Warrant, dated August 25, 2008, issued to Marc W. Dutton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGSTRING CORPORATION
(Registrant)

By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer
Date:  August 27, 2008

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Non-Negotiable Convertible Promissory Note, dated August 25, 2008, issued to Dwight Lane Capital, LLC, in the amount of $175,000.

4.2	Non-Negotiable Convertible Promissory Note, dated August 25, 2008, issued to Marc W. Dutton, in the amount of $75,000.

10.1	Common Stock Purchase Warrant, dated August 25, 2008, issued to Dwight Lane Capital, LLC.

10.2	Common Stock Purchase Warrant, dated August 25, 2008, issued to Marc W. Dutton.

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